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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 4, 2006

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                            SCOTTISH RE GROUP LIMITED
             (Exact name of registrant as specified in its charter)

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       Cayman Islands                   001-16855                 98-0362785
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)


              P.O. Box HM 2939
Crown House, Third Floor, 4 Par-la-Ville Road
                Hamilton HM12
                   Bermuda                                        N/A
  (Address of Principal Executive Offices)                    (Zip Code)

                                 (441) 295-4451
               Registrant's telephone number, including area code

                                       N/A
          (Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant.


     On May 4, 2006, Tartan Capital Limited ("Tartan Capital"), a special purpose exempted company incorporated in the Cayman Islands, whose issued ordinary shares are held by a share trustee and its nominees in trust for charitable purposes, issued (i) $75,000,000 in aggregate principal amount of Class A Guaranteed Variable Rate Notes due January 7, 2009 (the "Class A Notes") and (ii) $80,000,000 in aggregate principal amount of Class B Principal-at-Risk Variable Rate Notes due January 7, 2009 (the "Class B Notes," and together with the Class A Notes, the "Notes") in a private offering. Proceeds from the issuance of the Notes were deposited in an account (the "Collateral Account") to satisfy Tartan Capital's obligations under the Counterparty Contract (as defined below). The timely payment of scheduled interest payments under the Class A Notes and the ultimate repayment of principal of such Class A Notes are insured by Financial Guaranty Insurance Company ("FGIC") through an insurance policy. The Class B Notes are not guaranteed by FGIC. FGIC will not guarantee the payment of any redemption premium, the early repayment of principal on the Class A Notes, taxes or shortfalls for withholding taxes. The Notes are direct financial obligations of Tartan Capital, and none of Scottish Annuity & Life Insurance Company (Cayman) Ltd. ("SALIC"), an indirect wholly owned subsidiary of Scottish Re Group Limited (the "Company"), the Company or any of their affiliates is an obligor or guarantor on the Notes.

     Tartan Capital was formed as a special purpose vehicle for the purpose of entering into and performing a counterparty contract (the "Counterparty Contract") between it and SALIC, pursuant to which Tartan Capital is obligated to make certain payments to SALIC if there are increases in population mortality in the United States that exceed certain thresholds ("Trigger Events"). Pursuant to the Counterparty Contract, SALIC is obligated to make payments (the "Counterparty Payments") to Tartan Capital equal to the amount of (i) interest on the Notes, (ii) the swap spread to the Swap Counterparty (as defined below) and (iii) the insurance premium to be paid to FGIC.

     The annual interest rate on the Notes will equal the 3-month London Interbank Offered Rate ("LIBOR"), plus a spread. The Class A Notes and Class B Notes bear interest at a rate equal to the 3-month LIBOR plus 0.19% and 3.0% per year, respectively. Such interest will be payable quarterly in arrears on each January 7, April 7, July 7 and October 7 (each a "Scheduled Payment Date"), for each period beginning on (and including) May 4, 2006, and each succeeding Scheduled Payment Date, and ending on (but excluding) the next succeeding Scheduled Payment Date. The outstanding principal amount of the Class B Notes will be reduced to the extent of any payments by Tartan Capital to SALIC with respect to the Class B Notes pursuant to the Counterparty Contract.

     If the information required in order to calculate whether a Trigger Event has occurred is not yet available prior to January 7, 2009 (the "Scheduled Redemption Date"), the redemption of the Notes may be extended for three-month periods until such requirements are met, but in no event longer than 30 months after the Scheduled


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Redemption Date. During such extension period, the annual interest rate on each class of Notes will equal 3-month LIBOR plus 0.10% per year.

     In connection with the issuance of the Notes, Tartan Capital entered into a swap transaction with Goldman Sachs International. The primary purposes of the swap is to (i) convert the interest yield on the investments in the Collateral Account together with the Counterparty Payments to a rate that is consistent with the accrual of interest on the Notes and (ii) enable Tartan Capital to receive the stated principal amount of the investments in the Collateral Account, regardless of the amounts actually realized upon the sale of such investments.

     A copy of the press release issued by the Company announcing the above described transaction is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press Release issued by Scottish Re Group Limited on May 4, 2006.


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                                    SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                               SCOTTISH RE GROUP LIMITED


                               By: /s/ Paul Goldean
                                  ---------------------------------------------
                                  Paul Goldean
                                  Executive Vice President and General Counsel



Dated:  May 10, 2006


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                                INDEX TO EXHIBITS

Number     Description

99.1       Press Release issued by Scottish Re Group Limited on May 4, 2006.


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